Morgan Stanley Institutional Fund Trust - High
Yield Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Valeant Pharmaceuticals
International 5.500% due 3/1/2023
Purchase/Trade Date:	  1/15/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund:
0.050
Percentage of Fund's Total Assets: 0.92
Brokers:  Barclays, RBC Capital Markets,
Deutsche Bank Securities, DNB Markets,
HSBC, MUFG, Morgan Stanley, Citigroup, JP
Morgan, SunTrust Robinson Humphrey
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  HJ Heinz Co. 4.875%
due 2/15/2025
Purchase/Trade Date:	  1/26/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund:
0.025
Percentage of Fund's Total Assets: 0.92
Brokers:  Wells Fargo Securities, J.P. Morgan,
Barclays, Citigroup, RBC Capital Markets,
HSBC, Morgan Stanley, UBS Investment Bank,
BB Securities, Bradesco BBI, Credit Agricole
CIB, Credit Suisse, Goldman Sachs & Co., Itau
BBA, MUFG, PNC Capital Markets LLC, Rabo
Securities, Standard Chartered Bank
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Calpine Corp. 5.500%
due 2/1/2024
Purchase/Trade Date:	  1/29/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $750,000
Percentage of Offering Purchased by Fund:
0.115
Percentage of Fund's Total Assets: 1.38
Brokers:  Credit Suisse, Bofa Merrill Lynch,
Citigroup, Credit Agricole CIB, Deutsche Bank
Securities, UBS, Morgan Stanley, ING
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Altice Financing SA
6.625% due 2/15/2023
Purchase/Trade Date:	  1/30/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $2,060,000,000
Amount Purchased by Fund: $750,000
Percentage of Offering Purchased by Fund:
0.036
Percentage of Fund's Total Assets: 0.92
Brokers:  Goldman Sachs International, JP
Morgan, Credit Suisse, Deutsche Bank, Morgan
Stanley, BNP Paribas, Credit Agricole CIB,
Banca IMI, Citigroup, HSBC, Nomura, RBC
Capital Markets, Societe Generale, UniCredit
Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Altice SA 7.625% due
2/15/2025
Purchase/Trade Date:	  1/30/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $1,480,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund:
0.027
Percentage of Fund's Total Assets: 0.73
Brokers:  JP Morgan
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  iHeart Communications
Inc. 10.625% due 3/15/2023
Purchase/Trade Date:	2/19/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $950,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund:
0.021
Percentage of Fund's Total Assets: 0.37
Brokers:  Goldman Sachs & Co., Citigroup,
Morgan Stanley, Credit Suisse, Deutsche Bank
Securities, Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Bombardier Inc., 5.500%
due 9/15/2018
Purchase/Trade Date:	  2/27/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund:
0.053
Percentage of Fund's Total Assets: 0.73
Brokers:  JP Morgan, Barclays, BNP Paribas,
Bofa Merrill Lynch, Commerzbank, Credit
Agricole CIB, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., Morgan
Stanley, Natixis, RBS, Societe Generale,
Citigroup, National Bank Canada Financial
Markets, UBs Investment Bank, Banca IMI,
BBVA, CIBC, Lloyds Securities, Mizuho
Securities, SMBC Nikko, UniCredit Capital
Markets, The Williams Capital Group, LP
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Avis Budget Group, Inc.,
5.250% due 3/15/2025
Purchase/Trade Date:	  3/4/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $375,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.160
Percentage of Fund's Total Assets: 1.01
Brokers:  Bofa Merrill Lynch, Barclays,
Citigroup, Morgan Stanley, Lloyds Securities,
MUFG, Natixis, UniCredit Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  VRX Escrow Corp.
5.875% due 5/15/2023
Purchase/Trade Date:	  3/13/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $3,250,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.008
Percentage of Fund's Total Assets: 0.42
Brokers:  Deutsche Bank Securities, HSBC,
MUFG, DNB Markets, SunTrust Robinson
Humphrey, Barclays, Morgan Stanley, RBC
Capital Markets, Citigroup, BMO Capital
Markets, CIBC, SMBC Nikko, TD Securities
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.